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                                                                     EXHIBIT 21

                                  SUBSIDIARIES

    Johnson & Johnson, a New Jersey corporation, has the domestic and international subsidiaries shown below. Certain domestic subsidiaries and international subsidiaries are not named because they are not significant in the aggregate. Johnson & Johnson has no parent.

                                                             Jurisdiction of
    Name of Subsidiary                                         Organization
    ------------------                                       ---------------
 Domestic Subsidiaries:
    "A"- Company a Johnson & Johnson Company.....              Delaware
    Critikon, Inc. ..............................              Florida
    Ethicon, Inc. ...............................              Ohio
    Iolab Corporation............................              California
    Janssen Pharmaceutica Inc. ..................              New Jersey
    Johnson & Johnson Advanced Behavioral
      Technologies, Inc..........................              New Jersey
    Johnson & Johnson Consumer Products, Inc.....              New Jersey
    Johnson & Johnson Development Corporation....              New Jersey
    Johnson & Johnson Finance Corporation........              New Jersey
    Johnson & Johnson Hospital Services, Inc.....              New Jersey
    Johnson & Johnson International..............              New Jersey
    Johnson & Johnson Japan Inc. ................              New Jersey
    Johnson & Johnson Medical, Inc. .............              New Jersey
    Johnson & Johnson o Merck Consumer
      Pharmaceuticals Co. .......................              New Jersey
    Johnson & Johnson (Middle East) Inc. ........              New Jersey
    Johnson & Johnson Professional, Inc..........              New Jersey
    Johnson & Johnson (Russia), Inc. ............              New Jersey
    Johnson & Johnson Slovakia, Ltd. ............              New Jersey
    Johnson & Johnson Vision Products, Inc. .....              Florida
    Johnson & Johnson S.E., Inc..................              New Jersey
    JJHC, Inc. ..................................              Delaware
    LifeScan, Inc. ..............................              California
    McNEIL-PPC, Inc .............................              New Jersey
    McNeilab, Inc. ..............................              Pennsylvania
    Noramco, Inc. ...............................              Georgia
    Ortho Biotech, Inc. .........................              New Jersey
    Ortho Diagnostic Systems Inc. ...............              New Jersey
    Ortho Pharmaceutical Corporation.............              Delaware
    Site Microsurgical Systems, Inc. ............              Pennsylvania
    Therakos, Inc................................              Florida





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
                                                                Jurisdiction of
    Name of Subsidiary                                           Organization
    ------------------                                          ---------------
International Subsidiaries:
    "A" Company G.m.b.H. ........................                  Germany
    Chicopee B.V. ...............................                  Netherlands
    Cilag AB.....................................                  Sweden
    Cilag AG.....................................                  Switzerland
    Cilag AG International ......................                  Switzerland
    Cilag AG Pharmaceuticals ....................                  Switzerland
    Cilag de Mexico, S.A. de C.V. ...............                  Mexico
    Cilag Farmaceutica Ltda. ....................                  Brazil
    Cilag Farmaceutica S.A. .....................                  Argentina
    Cilag Ges.m.b.H. ............................                  Austria
    Cilag G.m.b.H. ..............................                  Germany
    Cilag Limited................................                  England
    Cilag-Medicamenta, Limitada..................                  Portugal
    Cilag N.V. ..................................                  Belgium
    Cilag Pharmaceutical K.K. ...................                  Japan
    Cilag S.A.R.L. ..............................                  France
    Cilag S.p.A. ................................                  Italy
    Dial S.A.  ..................................                  France
    Dr. Molter G.m.b.H. .........................                  Germany
    Ethicon Endo-Surgery (Europe) G.m.b.H. ......                  Germany
    Ethicon G.m.b.H & Co. KG.....................                  Germany
    Ethicon Ltd. ................................                  Scotland
    Ethicon S.p.A. ..............................                  Italy
    Ethnor Del Istmo S.A. .......................                  Panama
    Ethnor Limited...............................                  India
    Ethnor (Proprietary) Limited.................                  South Africa
    Ethnor S.A. .................................                  France
    Greiter AG  .................................                  Switzerland
    Greiter GmbH  ...............................                  Austria
    Greiter Distribution AG .....................                  Switzerland
    Greiter (International) AG ..................                  Switzerland
    Health Care Products S.A. ...................                  Greece
    Janssen Biotech N.V. ........................                  Belgium
    Janssen-Cilag Pty. Limited...................                  Australia
    Janssen Farmaceutica Ltda....................                  Brazil
    Janssen Farmaceutica Limitada ...............                  Chile
    Janssen Farmaceutica Portugal, Limitada......                  Portugal
    Janssen Farmaceutica C.A. ...................                  Venezuela
    Janssen Farmaceutica S.A.  ..................                  Argentina
    Janssen Farmaceutica S.A. ...................                  Spain
    Janssen Farmaceutica S.A. ...................                  Colombia
    Janssen Farmaceutica, S.A. de C.V. ..........                  Mexico
    Janssen Farmaceutici S.p.A. .................                  Italy
    Janssen G.m.b.H. ............................                  Germany
    Janssen Internationaal N.V. .................                  Belgium
    Janssen K.K. ................................                  Japan
    Janssen Korea, Ltd. .........................                  Korea





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
                                                               Jurisdiction of
    Name of Subsidiary                                           Organization
    ------------------                                         ---------------
    Janssen-Kyowa Co., Ltd. .....................                  Japan
    Janssen Pharma AB............................                  Sweden
    Janssenpharma A/S............................                  Denmark
    Janssen Pharmaceutica AG.....................                  Switzerland
    Janssen Pharmaceutica B.V. ..................                  Netherlands
    Janssen Pharmaceutica G.m.b.H. ..............                  Austria
    Janssen Pharmaceutica Inc. ..................                  Canada
    Janssen Pharmaceutica Limited................                  Thailand
    Janssen Pharmaceutica N.V. ..................                  Belgium
    Janssen Pharmaceutica (Proprietary)
      Limited....................................                  South Africa
    Janssen Pharmaceutica S.A.C.I. ..............                  Greece
    Janssen Pharmaceutical Limited...............                  England
    Janssen Pharmaceutical Limited...............                  Ireland
    Janssen Products, Inc. ......................                  Puerto Rico
    Johnson & Johnson AB.........................                  Sweden
    Johnson & Johnson AG.........................                  Switzerland
    Johnson & Johnson AS.........................                  Denmark
    Johnson & Johnson S.A. de C.V. ..............                  Mexico
    Johnson & Johnson (Angola), Limitada.........                  Angola
    Johnson & Johnson de Argentina, S.A.C.e I. ..                  Argentina
    Johnson & Johnson China, Ltd. ...............                  China
    Johnson & Johnson de Colombia S.A. ..........                  Colombia
    Johnson & Johnson de Costa Rica S.A. ........                  Costa Rica
    Johnson & Johnson del Ecuador S.A. ..........                  Ecuador
    Johnson & Johnson de Uruguay S.A. ...........                  Uruguay
    Johnson & Johnson de Venezuela, S.A. ........                  Venezuela
    Johnson & Johnson (Dominicana), C. por A. ...                  Dominican Republic
    Johnson & Johnson (Fiji) Limited.............                  Fiji
    Johnson & Johnson/Gaba B.V. .................                  Netherlands
    Johnson & Johnson G.m.b.H. ..................                  Austria
    Johnson & Johnson G.m.b.H. ..................                  Germany
    Johnson & Johnson Guatemala, S.A. ...........                  Guatemala
    Johnson & Johnson Hellas S.A. ...............                  Greece
    Johnson & Johnson Hemisferica S.A. ..........                  Puerto Rico
    Johnson & Johnson (Hong Kong) Limited........                  Hong Kong
    Johnson & Johnson Inc. ......................                  Canada
    Johnson & Johnson Industria e Comercio Ltda..                  Brazil
    Johnson & Johnson (Ireland) Limited..........                  Ireland
    Johnson & Johnson (Jamaica) Limited..........                  Jamaica
    Johnson & Johnson (Kenya) Limited............                  Kenya
    Johnson & Johnson Korea Ltd..................                  Korea
    Johnson & Johnson Kft. ......................                  Hungary
    Johnson & Johnson K.K. ......................                  Japan
    Johnson & Johnson Limitada...................                  Portugal
    Johnson & Johnson Limited....................                  England
    Johnson & Johnson Limited....................                  India
    Johnson & Johnson Ltd. ......................                  Russia
    Johnson & Johnson Medical Argentina..........                  Argentina
    Johnson & Johnson Medical B.V................                  Netherlands





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

                                                               Jurisdiction of
    Name of Subsidiary                                           Organization
    ------------------                                         ---------------
    Johnson & Johnson Medical G.m.b.H............                  Germany
    Johnson & Johnson Medical K.K. ..............                  Japan
    Johnson & Johnson Medical Korea Limited......                  Korea
    Johnson & Johnson Medical Mexico S.A.de C.V..                  Mexico
    Johnson & Johnson Medical Ltd................                  England
    Johnson & Johnson Medical Mfg. SDN.BHD. .....                  Malaysia
    Johnson & Johnson Medical Products, Inc. ....                  Canada
    Johnson & Johnson Medical Pty. Ltd...........                  Australia
    Johnson & Johnson Medical S.A.R.L............                  France
    Johnson & Johnson (New Zealand) Limited......                  New Zealand
    Johnson & Johnson Pacific Pty. Ltd. .........                  Australia
    Johnson & Johnson Pakistan (Private) Limited.                  Pakistan
    Johnson & Johnson Panama, S.A. ..............                  Panama
    Johnson & Johnson (Philippines), Inc. .......                  Philippines
    Johnson & Johnson Poland, Inc. Sp. z o.o. ...                  Poland
    Johnson & Johnson (Private) Limited..........                  Zimbabwe
    Johnson & Johnson Produtos Profissionais Ltda                  Brazil
    Johnson & Johnson Professional Products Ltd..                  England
    Johnson & Johnson Professional Products GmbH.                  Germany
    Johnson & Johnson Professional Products
         (Pty.) Ltd. ............................                  South Africa
    Johnson & Johnson (Proprietary) Limited......                  South Africa
    Johnson & Johnson Pte. Ltd. .................                  Singapore
    Johnson & Johnson Pty. Limited...............                  Australia
    Johnson & Johnson Research Pty. Limited......                  Australia
    Johnson & Johnson S.A. ......................                  France
    Johnson & Johnson S.A. ......................                  Spain
    Johnson & Johnson Sante' S.A.................                  France
    Johnson & Johnson SDN. BHD. .................                  Malaysia
    Johnson & Johnson S.p.A. ....................                  Italy
    Johnson & Johnson, Spol.s.r.o. ..............                  Czech Republic
    Johnson & Johnson Taiwan Ltd. ...............                  Taiwan
    Johnson & Johnson (Thailand) Limited.........                  Thailand
    Johnson & Johnson (Trinidad) Limited.........                  Trinidad
    Johnson & Johnson Vision Products AB.........                  Sweden
    Johnson & Johnson (Zambia) Limited...........                  Zambia
    Laboratoires RoC (U.K.) Ltd..................                  England
    Laboratoires Janssen S.A. ...................                  France
    Laboratoires Polive S.N.C. ..................                  France
    Lifescan Canada Ltd. ........................                  Canada
    Medos S.A....................................                  Switzerland
    Nihon RoC K.K................................                  Japan
    Ortho Diagnostic Systems G.m.b.H. ...........                  Germany
    Ortho Diagnostic Systems K.K. ...............                  Japan
    Ortho Diagnostic Systems Limited.............                  England
    Ortho Diagnostic Systems N.V. ...............                  Belgium
    Ortho Diagnostic Systems S.A. ...............                  France
    Ortho Diagnostic Systems S.p.A. .............                  Italy
    Ortho-McNeil Inc.............................                  Canada
    Penaten G.m.b.H..............................                  Germany
    Penaten Korea Limited .......................                  Korea
    Penaten Pty. Limited ........................                  Australia
    Produfarma S.A...............................                  Argentina





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



                                                                Jurisdiction of
    Name of Subsidiary                                            Organization
    ------------------                                           --------------
    P.T. Johnson & Johnson Indonesia.............                  Indonesia
    RoC G.m.b.H. ................................                  Germany
    RoC S.A. ....................................                  France
    RoC S.A./N.V. ...............................                  Belgium
    RoC S.p.A. ..................................                  Italy
    RoC Laboratoires de Dermoestetica S.A. ......                  Spain
    R.W.Johnson Pharmaceutical Research Institute                  Switzerland
    Shanghai Johnson & Johnson Ltd...............                  China
    Surgikos, S.A. de C.V. ......................                  Mexico
    Tasmanian Alkaloids Pty. Ltd. ...............                  Australia
    Taxandria Pharmaceutica B.V. ................                  Netherlands
    Xian-Janssen Pharmaceutical Limited .........                  China




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